Exhibit 10.2

BAKERCORP INTERNATIONAL HOLDINGS, INC. 2011 EQUITY INCENTIVE PLAN

SENIOR MANAGEMENT NON-QUALIFIED STOCK OPTION AGREEMENT

The terms and conditions of the BakerCorp International Holdings, Inc. 2011 Equity Incentive Plan (the “Plan”) are hereby incorporated by reference. Capitalized terms in this Non-Qualified Stock Option Agreement (the “Agreement”) that are not defined herein shall have the meanings stated in the Plan. In the case of any conflict between the provisions hereof and those of the Plan, the provisions of the Plan shall be controlling.

In accordance with the Plan, the Committee adopted a resolution granting you (the “Optionee”) an Option under the Plan to purchase the number of Shares, specified below, for the Exercise Price (as such term is defined below) specified below and on the terms and subject to the conditions set forth in this Agreement and in the Plan.

This Agreement describes your rights with respect to the Option granted to you hereby and constitutes a legal agreement between you and BakerCorp International Holdings, Inc. (the “Company”).

Name of Optionee:	Robert Craycraft
Address of Optionee:

Date of Grant:	September 12, 2013

Number of Shares Subject to Option:1

•	Option 1: 25,000

•	Option 2: 25,000

•	Option 3: 50,000

•	Option 4: 75,000

•	Option 5: 75,000

•	Option 6: 200,000

Option Exercise Price:1

•	Option 1: $125

•	Option 2: $150

•	Option 3: $175

•	Option 4: $225

•	Option 5: $275

•	Option 6: $300

each, an “Exercise Price.”

Type of Option: Non-Qualified Stock Option

[1]	Subject to adjustment as set forth in Section 4(b) of the Plan.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the Date of Grant specified above.

BAKERCORP INTERNATIONAL HOLDINGS, INC.

By:
Robert Craycraft		Name:
Title:

CONSENT OF SPOUSE

The undersigned spouse of the Optionee has read and hereby approves the terms and conditions of the Plan and this Agreement. In consideration of the Company’s granting his or her spouse the right to purchase Shares as set forth in the Plan and this Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned’s spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Agreement.

Spouse of Robert Craycraft

1. Vesting and Term.

(a) Separate Agreements. For the avoidance of doubt, each separately identified Option set forth on Page 1 of this Agreement shall be treated as if it were a separate Option, and this Agreement will be construed accordingly. Unless the context requires otherwise, references hereinafter to the Option shall refer to each separately identified Option.

(b) Vesting. Unless the Option is previously terminated pursuant to the Plan or this Agreement and subject to the terms of any other agreement between the Optionee and the Company, so long as Optionee remains in Employment, the Option shall become fully vested and exercisable on the consummation of a Change in Control.

(c) Term. In no event shall any Shares be purchasable under this Agreement after the tenth (10th) anniversary of the Date of Grant. Subject to the foregoing, the Option, to the extent vested, shall cease to be exercisable immediately and all rights of the Optionee hereunder shall thereupon terminate on the 90th day after the date of a Change in Control (the “Exercise Period”).

If the Optionee does not exercise any portion of the Option within the Exercise Period, such portion shall terminate and shall be of no further force and effect following the close of business on the last day of the Exercise Period. Upon any termination of Employment, an unvested Option shall terminate immediately.

2. No Right to Employment. Nothing contained herein shall be construed to confer on the Optionee any right to be retained in the Employment of the Company Group (as defined below) or to diminish any right of the Company Group to dismiss the Optionee from Employment, free from any liability, or any claim under this Agreement or the Plan, unless otherwise expressly provided in the Plan or in this Agreement. “Company Group” means individually and collectively the Company and each of its direct and indirect subsidiaries.

3. Limits on Assignment and Transferability. No Option and no right under any such Option shall be assignable, alienable, saleable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and such Option, and each right under any such Option, shall be exercisable during the Optionee’s lifetime only by the Optionee or, if permissible under applicable law, by the Optionee’s guardian or legal representative, however nonqualified stock options may, with the prior written consent of the Committee, be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse) to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only parties. No Option, and no right under any such Option, may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable.

4. Time and Method of Exercise.

(a) Notice of Exercise. The Option shall be exercised when written notice of such exercise in substantially the form attached hereto as Exhibit A or such other form as the Committee may require from time to time (the “Exercise Notice”), signed by the person entitled to exercise the Option, has been delivered to the Company in accordance with the provisions of Section 7 hereof. The Exercise Notice shall state that the Optionee is electing to exercise the Option, shall specify the number of Shares purchasable under the Option which such person then wishes to purchase (the “Purchased Shares”) and shall be accompanied by the items described in Section 4(b). Delivery of the Exercise Notice shall constitute an irrevocable election to purchase the Shares specified in the Exercise Notice and the date on which the Company receives said notice and documentation shall, subject to the provisions of Section 6, be the date as of which the Shares so purchased shall be deemed to have been issued.

(b) Deliveries. The Exercise Notice shall be accompanied by (A) payment in full of the Exercise Price in cash or by check or wire transfer and (B) if the Optionee is not then a party to the Stockholders’ Agreement, a fully executed Stockholders’ Agreement (a copy of which, in the form to be executed by the Optionee, will be supplied to the Optionee).

(c) Issuance of Shares. Upon receipt of the Exercise Notice and subject to Section 4(b) and Section 9 hereof, the Company shall take such action as may be necessary under applicable law to effect the issuance to the Optionee of the Purchased Shares. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest whole number.

(d) Exercise by Optionee During Optionee’s Lifetime. During the Optionee’s lifetime, the Option shall be exercisable only by the Optionee. In the event of the Optionee’s death, to the extent that the vested Option remains as provided in Section 1, it shall be exercisable by the Optionee’s executor or administrator, or the person or persons to whom the Optionee’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 1 (and the term “Optionee” shall be deemed to include such person or persons). Any such executor or administrator, or other the person or persons shall have all of the rights and the obligations of the Optionee herein.

(e) Rights as a Stockholder. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Option Shares until: (a) the Option shall have been exercised in accordance with the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised and any withholding taxes due, (b) the Optionee shall have delivered the fully executed Stockholders’ Agreement to the Company, (c) the Company shall have issued the Shares to the Optionee, and (d) the Optionee’s name shall have been entered as a shareholder of record on the books of the Company. Upon the occurrence of all of the foregoing events, the Optionee shall have full ownership rights with respect to such shares, subject to the provisions of the Stockholders’ Agreement.

5. Tax Withholding. Whenever Shares are to be issued upon exercise of the Option, the Company shall have the right to require the Optionee to remit to the Company cash sufficient to satisfy all federal, state and local withholding tax obligations (the “Withholding Tax Obligations”) prior to issuance of the Shares and the delivery of any certificate or certificates for such Shares. In the discretion of the Committee, the Optionee may satisfy such Withholding Tax Obligations by surrendering to the Company at the time of exercise Shares (including Purchased

Shares) having a Fair Market Value on the date of exercise equal to the Withholding Tax Obligations, provided, that, the Company is not then prohibited from purchasing or acquiring such Shares pursuant to any loan or debt agreement to which any member of the Company Group is a party or pursuant to applicable law.

6. Securities Act Compliance. The Committee may require as a condition to the right to exercise the Option hereunder that the Company receive from the person exercising the Option representations, warranties and agreements, at the time of any such exercise, to the effect that the Shares are being purchased without any present intention to sell or otherwise distribute such Shares in violation of applicable federal securities laws and that the Shares will not be disposed of in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder (the “Securities Act”). The certificate issued to evidence such Shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

7. Notices. Any notice to be given to the Company pursuant to the provisions of the Plan or this Agreement shall be given by personal delivery, by telecopier or similar facsimile means, by registered or certified first-class U.S. mail, return receipt requested and postage prepaid, or by express courier or recognized overnight delivery service, charges prepaid. If directed to the Company, any such notice shall be addressed to the Company’s principal executive office, to the Company’s Secretary, or to such other address, person or telecopier number as the Company may designate from time to time. If directed to the Optionee, any such notice or communication shall be addressed to him or her at the address given beneath his or her signature on this Agreement, or at such other most recent address of the Optionee on file with the Company. Any such notice shall be deemed given: (a) when delivered personally to the recipient; (b) when received, if sent by telecopy or similar facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by telecopy or other facsimile means); (c) on the date five days after the date mailed, if sent by registered or certified first-class U.S. mail, return receipt requested and postage prepaid; and (d) when delivered (or upon the date of attempted delivery where delivery is refused), if sent by express courier or recognized overnight delivery service, charges prepaid. Whenever the giving of notice is required pursuant to the provisions of the Plan or this Agreement, the giving of such notice may be waived by the party entitled to receive such notice.

8. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or which may in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee, in good faith, whose determination shall be final, binding and conclusive for all purposes.

9. Stop Transfer Orders, Etc. All certificates for Shares or other securities of the Company delivered under the Plan pursuant to any Option or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other restrictions of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

10. Accredited Investor. The Optionee has completed Schedule I attached hereto indicating whether the Optionee is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933.

11. No Representations or Warranties. The Company makes no representations or warranties as to the income, estate or other tax consequences to the Optionee of the grant or exercise of the Option or the sale or other disposition of the Shares acquired pursuant to the exercise thereof.

12. Governing Law; Successors and Assigns. This Agreement shall he construed and enforced in accordance with the laws of the State of Delaware and applicable federal law. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted assigns.

13. Option Subject to Plan. By entering into this Agreement, the Optionee agrees and acknowledges that the Optionee has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

14. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument

15. Stockholder’s Agreement. This Option and any Shares issuable upon exercise of this Option shall be subject to and conditioned upon the Optionee executing, delivering and becoming a party to a Stockholder’s Agreement in the form attached hereto as Exhibit B.

SCHEDULE I

ACCREDITED INVESTOR QUESTIONNAIRE

Please check any and all boxes that apply. You must check at least one box:

☐	(i) Your individual net worth, or joint net worth with your spouse, as of the date indicated below, exceeds $1,000,000;

For purposes of this paragraph (i), “net worth” means your assets (excluding the value of your primary residence) minus your liabilities (excluding any debt secured by your primary residence), provided that:

1)	if the amount of the debt secured by your primary residence is greater than the estimated fair market value of your primary residence, you must include such excess amount as a liability;

2)	if you borrowed any amount secured by your primary residence within the 60 day period prior to the date indicated below, you must include such amount as a liability, unless such borrowing results from the acquisition of your primary residence.

If you cease to have at least $1,000,000 in net worth for any reason between the date indicated below and the date of your equity purchase or the date your equity award is made, as applicable, including by reason of borrowing additional amounts secured by your primary residence, you must notify the company of your change in status.

☐	(ii) You had individual income[2] in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of those years, and you have a reasonable expectation of reaching the same income level in the current year; or

☐	(iii) None of the statements above apply.

Robert Craycraft
State of Residence:
Date:

[2]	The term “individual income” means adjusted gross income as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse), and the term “joint income” means adjusted gross income as reported for federal income tax purposes, including any income attributable to a spouse or to a property owned by a spouse, increased by the following amounts (including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax exempt under section 103 of the Internal Revenue Code; (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040); and (iii) any deduction claimed for depletion under section 611 et seq. of the Internal Revenue Code.

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EXHIBIT A

BAKERCORP INTERNATIONAL HOLDINGS, INC.

NOTICE OF OPTION EXERCISE

Subject to the terms and conditions hereof, the undersigned (the “Purchaser”) hereby elects to exercise his or her option to purchase                      shares of common stock (the “Shares”) of BakerCorp International Holdings, Inc. (the “Company”) under the BakerCorp International Holdings, Inc. Equity Incentive Plan (the “Plan”) and the Nonqualified Stock Option Agreement dated as of                     , 20    (the “Option Agreement”). The purchase price for the Shares shall be $        per Share for a total purchase price of $        (subject to applicable withholding taxes). The Purchaser tenders herewith payment of the full Exercise Price in the form of cash, by check or by wire transfer.

In connection with the purchase of Shares, Purchaser represents and covenants the following:

1. Knowledge and Representation. The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to purchase the Shares. The Purchaser is relying on his or her own business judgment and knowledge and the advice of his or her own counsel, tax advisors and other advisors, regarding the risks of an investment in the Company, in making the decision to purchase the Shares. The Purchaser, either alone or with his or her advisors, has sufficient knowledge and experience in business and financial matters to evaluate the merits and risks of the purchase of the Shares and has the capacity to protect his or her own interests in connection with such purchase. In furtherance of the foregoing, the Purchaser represents and warrants that (i) no representation or warranty, express or implied, whether written or oral, as to the financial condition, results of operations, prospects, properties or business of the Company Group or as to the desirability or value of an investment in the Company has been made to the Purchaser by or on behalf of the Company Group, and (ii) the Purchaser will continue to bear sole responsibility for making his or her own independent evaluation and monitoring of the risks of his or her investment in the Company. The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the “Securities Act”).

2. Investment Intent. The Purchaser is purchasing the Shares for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act, or under any applicable provision of state securities laws. The Purchaser does not have any present intention to transfer the Shares to any person or entity.

3. Securities Laws; Transfer Restrictions. The Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser’s investment intent as expressed herein. The Purchaser acknowledges and understands that the

Shares must be held indefinitely unless (i) they are subsequently registered under the Securities Act or any applicable provision of state securities laws or (ii) an exemption from such registration is available. The Purchaser further acknowledges and understands that the Company is under no obligation to register the Shares. In addition, the Purchaser acknowledges and understands that there are substantial restrictions on the transferability of the Shares under the Stockholders Agreement, dated as of June 1, 2011 (the “Stockholders Agreement”). The Purchaser understands that the certificate or certificates evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares except in compliance with the Securities Act or applicable state securities laws and except in accordance with the provisions of the Stockholders Agreement, and that the Company will retain physical possession of the Shares as provided in the Stockholders Agreement.

4. Tax. The Purchaser understands that he or she may suffer adverse tax consequences as a result of his or her purchase or disposition of the Shares. The Purchaser represents that he or she has consulted any tax consultants he or she deems advisable in connection with the purchase or disposition of the Shares and that he or she is not relying on the Company for any tax advice. Purchaser understands that, prior to the issuance of any Shares, Purchaser will have to make satisfactory arrangements with the Company to satisfy any withholding requirements applicable to the exercise of the option.

5. Speculative Investment. The Purchaser understands that an investment in the Shares is a speculative investment which involves a high degree of risk of loss of the Purchaser’s investment therein. The Purchaser is able to bear the economic risk of such investment for an indefinite period of time, including the risk of a complete loss of the Purchaser’s investment in such securities.

6. Underwriter Lock-Up. The Purchaser agrees (i) to the extent requested in writing by a managing underwriter, if any, of any underwritten public offering pursuant to a registration or offering of equity securities of the Company not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144 under the Securities Act, the Shares, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, not to exceed one hundred eighty (180) days or such shorter period as the Company or any executive officer or director of the Company shall agree to and (ii) to the extent requested in writing by a managing underwriter of any underwritten public offering effected by the Company for its own account, not to sell the Shares or any other equity securities of the Company (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, which period shall not exceed one hundred eighty (180) days or such shorter period as the Company or any executive officer or director of the Company shall agree to.

Please issue a certificate or certificates for such Shares in the name of:

Name:

Address:

Social Security or Tax I.D. Number

Signature

Dated                     , 20

EXHIBIT B

STOCKHOLDERS’ AGREEMENT

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